Exhibit (21)
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            GLEASON CORPORATION AND SUBSIDIARIES

               SUBSIDIARIES OF THE REGISTRANT


                                       State or Country        Percent
Subsidiary                             of Incorporation        Ownership

Gleason Foreign Sales Corporation      Barbados                100

The Gleason Works                      New York                100

  Alliance Tool Corporation            New York                100

  Gleason Works (Holdings) Limited     United Kingdom          100

     Gleason Works Limited             United Kingdom          100

  Gleason Corporation Sales            Michigan                100

  Gleason International Marketing
     Corporation                       Delaware                100

  Gleason Australia (Services)
    Pty. Limited                       Australia               100

  Gleason Works (India) Private
    Limited                            India                   100

  Gleason Works Acquisition
    Corporation                        Delaware                100

  G.W. Acquisition Corporation         Delaware                100

     Pfauter-Maag Cutting Tools L.P.   Illinois                100

     Pfauter Cutting Tools, Inc.       Illinois                100

     American Pfauter L.P.             Delaware                100

     American Pfauter Management Inc.  Delaware                100

     MECUP S.R.L.                      Italy                   99

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

                                       State or Country        Percent
Subsidiary                             of Incorporation        Ownership

  Gleason (Germany) Holdings GmbH      Germany                 100

     Gleason-Hurth Maschinen
        und Werkzeuge GmbH             Germany                 100

     Gleason-Pfauter Maschinenfabrik
        GmbH                           Germany                 100

     Gleason-Pfauter GmbH & Co.        Germany                 100

     Gleason-Pfauter Verwaltungs
        GmbH                           Germany                 100

        Pfauter Italia S.R.L.          Italy                   100

        Pfauter Italia SpA             Italy                   100

        Pfauter France S.A.R.L.        France                   85

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